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                                                                    EXHIBIT 10.4



                  ELCOR CORPORATION DEFERRED COMPENSATION PLAN



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                                TABLE OF CONTENTS

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ARTICLE I    TITLE AND DEFINITIONS....................................................................................1
     1.1     Title ...................................................................................................1
     1.2     Definitions..............................................................................................1
ARTICLE II   PARTICIPATION............................................................................................4
ARTICLE III  DEFERRALS................................................................................................4
     3.1     Elections to Defer Base Salary, Bonuses or Commissions...................................................5
     3.2     Discretionary Credits by Company.........................................................................5
     3.3     Deferral of Excess 401(k) Contributions..................................................................5
     3.4     Deemed Investment Elections..............................................................................6
ARTICLE IV   DEFERRAL ACCOUNTS........................................................................................6
     4.1     Deferral Accounts........................................................................................6
ARTICLE V    VESTING..................................................................................................7
ARTICLE VI   DISTRIBUTIONS............................................................................................7
     6.1     Normal Distributions.....................................................................................7
     6.2     Hardship Distributions...................................................................................8
     6.3     Accelerated Payments.....................................................................................9
     6.4     Inability to Locate Participant..........................................................................9
ARTICLE VII  ADMINISTRATION...........................................................................................9
     7.1     Committee................................................................................................9
     7.2     Committee Action.........................................................................................9
     7.3     Powers and Duties of the Committee......................................................................10
     7.4     Construction and Interpretation.........................................................................10
     7.5     Information.............................................................................................11
     7.6     Compensation, Expenses and Indemnity....................................................................11
     7.7     Quarterly Statements....................................................................................11
     7.8     Disputes ...............................................................................................11
ARTICLE VIII MISCELLANEOUS...........................................................................................12
     8.1     Unsecured General Creditor..............................................................................12
     8.2     Restriction Against Assignment..........................................................................13
     8.3     Withholding.............................................................................................13
     8.4     Amendment, Modification, Suspension or Termination......................................................13
     8.5     Adoption by Affiliates..................................................................................13
     8.6     Governing Law...........................................................................................14
     8.7     Receipt of Release......................................................................................14


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     8.8     Payments on Behalf of Persons Under Incapacity..........................................................14
     8.9     Limitation of Rights and Service Relationship...........................................................14
     8.10    Headings ...............................................................................................14


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                                ELCOR CORPORATION
                           DEFERRED COMPENSATION PLAN


     WHEREAS, Elcor Corporation (sometimes referred to herein as the "Company") desires to establish, effective as of January 1, 2001, the Elcor Corporation Deferred Compensation Plan to provide supplemental retirement savings benefits primarily for a select group of management and highly compensated employees of the Elcor Corporation and its affiliates, and also for outside directors of Elcor Corporation, through deferrals of salary, commissions, bonuses and other payment items;

     NOW, THEREFORE, the terms of the Plan are as follows:

                                   ARTICLE I
                              TITLE AND DEFINITIONS

     1.1 Title.

          This Plan shall be known as the Elcor Corporation Deferred Compensation Plan.

     1.2 Definitions.

          Whenever the following words and phrases are used in this Plan, with the first letter capitalized, they shall have the meanings specified below:

          (a) "Account" or "Accounts" shall mean a Participant's Deferral
Account.

          (b) "Base Salary" shall mean a Participant's annual base salary, excluding bonus, incentive compensation and all other remuneration for services rendered to Company or its subsidiaries and shall be determined without reduction for any salary reduction contributions to a qualified plan with a deferral feature under Section 401(k) of the Code or a plan established pursuant to Section 125 of the Code.

          (c) "Beneficiary" or "Beneficiaries" shall mean, at the relevant time, the person or persons, including a trustee, personal representative or other fiduciary, last designated by a Participant in accordance with procedures established by the Committee to receive the benefits specified hereunder in the event of the Participant's death. No beneficiary designation shall become effective until it is filed with the Committee. Any designation shall be revocable at any time through a written instrument filed by the Participant with the Committee with or without the consent of the previous Beneficiary. However, no designation of a Beneficiary other than the Participant's spouse shall be valid unless consented to in writing by the Participant's then existing spouse. If there is no such designation or if there is no surviving designated Beneficiary, then the Participant's surviving spouse shall be the Beneficiary. If there is no surviving spouse to receive any benefits payable in accordance with the preceding sentence, the duly appointed and currently acting personal representative of the Participant's estate shall be the Beneficiary. In any case where there is no such personal representative of the Participant's estate duly appointed and


                                       1
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acting in that capacity within 90 days after the Participant's death (or such extended period as the Committee determines is reasonably necessary to allow such personal representative to be appointed, but not to exceed 180 days after the Participants' death), then Beneficiary shall mean the person or persons who can verify by affidavit or court order to the satisfaction of the Committee that they are legally entitled to receive the benefits specified hereunder. In the event any amount is payable under the Plan to a minor, payment shall not be made to the minor, but instead be paid, unless otherwise required by law, (a) to that person's living parent(s) to act as custodian, (b) if that person's parents are then divorced, and one parent is the sole custodial parent, to such custodial parent, or (c) if no parent of that person is then living, to a custodian selected by the Committee to hold the funds for the minor under the Uniform Transfers or Gifts to Minors Act in effect in the jurisdiction in which the minor resides. If no parent is living and the Committee decides not to select another custodian to hold the funds for the minor, then payment shall be made to the duly appointed and currently acting guardian of the estate for the minor or, if no guardian of the estate for the minor is dully appointed and currently acting within 60 days after the date the amount becomes payable, payment shall be deposited with the court having jurisdiction over the estate of the minor. Payment by the Company pursuant to any unrevoked Beneficiary designation, or to the Participant's estate if no such designation exists, of all benefits owed hereunder shall terminate any and all liability of the Company.

          (d) "Board of Directors" or "Board" shall mean the board of directors of Elcor Corporation.

          (e) "Bonuses" shall mean such cash amounts of income in addition to Base Salary and Commissions as Company or its subsidiaries may determine to pay to a Participant, as determined in the sole and absolute discretion of Company, or as determined by a formula established in the discretion of the Company.

          (f) "Code" shall mean the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder.

          (g) "Committee" shall mean the committee appointed by the Board to administer the Plan in accordance with Article VII.

          (h) "Commissions" shall mean a Participant's remuneration earned from Company or its subsidiaries that is designated as such and that is dependent on sales activity and does not constitute Base Salary or Bonuses.

          (i) "Company" shall mean Elcor Corporation and any successor corporations or entities and any corporation or entity that adopts the Plan pursuant to Section 8.5 hereof.

          (j) "Company Credits" shall mean Company Credits described in Section
3.2 hereof.

          (k) "Compensation" shall mean the Base Salary, Commissions, Bonuses, Fees and Excess 401(k) Contributions that the Participant is entitled to receive from the Company.


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          (l) "Deferral Account" shall mean the bookkeeping account maintained by the Committee for each participant as described in Article IV hereof.

          (m) "Deferral Year" shall mean the Plan Year in which an item of Compensation that is deferred hereunder would have been paid absent such deferral.

          (n) "Distributable Amount" shall mean, as of any particular time, the balance in the Participant's Deferral Account as determined under Article IV, less (i) any credited amounts that are attributable to any non-vested Company Credits and (ii) any net earnings on such non-vested Company Credits.

          (o) "Earnings Rate" shall mean, for each Fund, an amount equal to the net rate of gain or loss on the assets of such Fund during each month or other relevant period.

          (p) "Effective Date" shall mean January 1, 2001.

          (q) "Eligible Employee" shall mean (i) a member of a select group of management or a highly compensated employee (for purposes of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA) of the Company that adopts this Plan, or (ii) a non-employee director of Elcor Corporation, who, in either case is designated by the Committee for participation in this Plan and who has not been removed by the Committee from participation.

          (r) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          (s) "Excess 401(k) Contributions" shall mean, with respect to a Participant, the sum of the "excess deferrals" (as defined in Section 402(g) of the Code), "excess contributions" (as defined in Section 401(k) of the Code) and "excess aggregate contributions" but subject to vesting (as defined in Section 401(m) of the Code) that are distributable to the Participant under the terms of the 401(k) Plan during a Plan Year.

          (t) "Fees" shall mean all fees and retainers paid as compensation by the Company to a Participant who is a non-employee director of the Company.

          (u) "401(k) Plan" shall mean the Amended and Restated Elcor Corporation Employees' 401(k) Savings Plan, as it shall be amended from time to time.

          (v) "Fund" or "Funds" shall mean one or more of the investment funds selected and communicated by the Committee pursuant to Section 3.4(a).

          (w) "Hardship Distribution" shall mean a distribution described in
Section 6.3 hereof.

          (x) "Initial Election Period" shall mean, for those who are Eligible Employees on the Effective Date, the 30-day period immediately prior to such date [this assumes adoption of plan more than 30 days before effective date] and, for all other Eligible Employees, the 30-day period following the time he or she is designated by the Committee as an Eligible Employee.


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          (y) "Participant" shall mean any Eligible Employee who becomes a
Participant in accordance with Article II.

          (z) "Payment Date" shall mean one of the following dates selected on a deferral form by a Participant with respect to a deferral of an item of Compensation with respect to a Deferral Year: (i) as soon as practicable after termination of Participant's service, but in no event later than six (6) months after such termination; (ii) April 1 of any year selected between and including the third through the fifteenth year following the Deferral Year; or (iii) April 1 of the year the Participant attains, or would have attained, age 62.

          (aa) "Plan" shall mean the Elcor Corporation Deferred Compensation Plan set forth herein, or as amended from time to time.

          (bb) "Plan Year" shall mean the 12 consecutive month period beginning on each January 1 and ending on December 31.

                                   ARTICLE II
                                 PARTICIPATION

     An Eligible Employee shall become a Participant in the Plan by electing to defer a portion of his or her Compensation in accordance with Section 3.1. An Eligible Employee who completes the requirements of the preceding sentence shall commence participation in this Plan as of the first day of the month in which Compensation is so deferred. Notwithstanding any provision to the contrary, if it is determined or reasonably believed, based on a judicial or administrative determination or an opinion of legal counsel of Elcor Corporation or of the Committee that a Participant is not a member of a select group of management or a highly compensated employee for purposes of ERISA, such individual shall cease to be a Participant and his Distributable Amount shall be paid to him in a lump sum as soon as practicable after the determination is made that he is not such a management or highly compensated employee.

                                  ARTICLE III
                                   DEFERRALS

     3.1 Elections to Defer Base Salary, Bonuses, Fees or Commissions. A Participant may elect in accordance with this Section 3.1 to suspend current payment of his Bonuses, Base Salary, Fees or Commissions and agree to payment of such amounts in future years.

          (a) General Rule. The Base Salary, Bonuses, Fees and Commissions that a Participant may elect on a deferral form prescribed by the Committee to defer are such items of Compensation which are, with the exception for Bonuses set forth in Section 3.1(b) hereof, wholly earned after the time at which the Participant makes his or her election to defer in accordance with this Section
3.1 and shall be a flat dollar amount or percentage which shall not exceed 100% of the Participant's Base Salary, Bonuses, Fees and/or Commissions, provided that the total amount deferred by a Participant shall be limited in any calendar year, if necessary, to satisfy Social Security taxes (including Medicare), income taxes and employee benefit plan withholding requirements as determined in the sole and absolute discretion of the Committee.


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The minimum deferral which may be made in any Plan Year by a Participant shall not be less than $2,500, provided such minimum deferral can be satisfied from deferrals of Base Salary, Bonus, Fees and/or Commissions. A Participant may separately elect to defer a different amount or percentage with respect to each of his or her Base Salary, Bonuses, Fees and/or Commissions. The Committee may prescribe that all elections pursuant to this Section be made for an entire Plan Year on or before a date in the immediately preceding Plan Year. At the time a deferral election is made the Participant shall select on the prescribed deferral form a Payment Date for all such items of Compensation that are deferred.

          (b) Initial Election Period. Subject to the provisions of Article II, each newly designated Eligible Employee making his or her first deferral election under the Plan may initially elect to defer Base Salary, Bonuses, Fees and/or Commissions by filing with the Committee an election that conforms to the requirements of this Section 3.1, on a deferral form prescribed by the Committee, no later than the last day of his or her Initial Election Period. Any such new Participant may, in the discretion of the Committee, be permitted to defer any Bonus payable for the year of the election that may have been partially earned, but as to which the probability of payment or the amount of such payment is substantially uncertain at the time of such deferral election.

          (c) Duration of Deferral Election. An election to defer Base Salary, Bonuses, Fees or Commissions under the Plan shall remain in effect until modified or terminated. A Participant may increase, decrease or terminate a deferral election with respect to Base Salary, Bonuses, Fees or Commissions for any subsequent Plan Year by filing a new election on or before December 31, which election shall be effective on the first day of the next following Plan Year.

          (d) Elections After the Initial Election Period. Subject to the limitations of Section 3.1(a) above, any Eligible Employee who fails to elect to defer Compensation pursuant to this Section during his or her Initial Election Period may subsequently become a Participant, and any Participant who has terminated a prior Compensation deferral election may elect to again defer Compensation pursuant to this Section, by filing an election, on a form prescribed by the Committee, to defer Compensation as described in Sections 3.1(a) above. An election to defer such Compensation must be filed in a timely manner in accordance with the other provisions of this Section 3.1.

     3.2 Discretionary Credits by Company. The Board may, in its sole discretion, agree at any time to contribute and allocate amounts of deferred compensation to Participants hereunder. Such amounts shall be in addition to any deferrals by Participants under Section 3.1 hereof and are herein referred to as "Company Credits." Company Credits may be based on individual or business performance criteria and shall be subject to the same vesting provisions as apply to employer matching contributions in the 401(k) Plan. Participants shall be notified of the terms and provisions of all Company Credits. The Payment Date for Company Credits shall be as set forth by a Participant on a deferral form in effect for the year in which the Company Credits are contributed.

     3.3 Deferral of Excess 401(k) Contributions. If the Participant has so elected prior to a Plan Year on the prescribed Compensation deferral form and if such election remains in effect


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for that Plan Year, then all Excess 401(k) Contributions that would otherwise be distributed to the Participant during the Plan Year shall be deferred under the Plan and added to the Participant's Deferral Account under the Plan. The Payment Date for Excess 401(k) Contributions shall be as set forth by the Participant on a deferral form in effect for the year in which the Excess 401(k) Contributions are deferred.

     3.4 Deemed Investment Elections.

          (a) Each Participant shall be entitled to designate, on a form provided by the Committee, the investment funds designated by the Committee in its discretion (which shall include an interest bearing account bearing interest at a fixed or variable rate) that the Participant's Deferral Account will be deemed to be invested in for purposes of determining the amount of earnings (and losses) to be credited (or debited) to that Account. In making the designation pursuant to this Section 3.4, the Participant may specify that all or any multiple of his Deferral Account (equal to or greater than 5% (but not more than 100%) in whole percentage increments) shall be deemed to be invested in one or more of the investment funds selected and communicated from time to time by the Committee (the "Funds"). Effective as of the end of any calendar quarter, a Participant may change the designation made under this Section 3.4 (as to both existing and future deferrals) by filing an election, on a form provided by the Committee, at least 30 days prior to the end of such quarter. If a Participant fails to elect a fund or funds under this Section 3.4, he or she shall be deemed to have elected an interest bearing account designated by the Committee.

          (b) Although the Participant may designate deemed investments, neither the Company, nor the Committee shall be obligated to actually make any such investments. The Earnings Rate of each of the Fund(s) designated by a Participant shall be used to determine the amount of earnings or losses to be credited or debited to Participant's subaccount for that Fund under Article IV.

          (c) The Committee shall include among the Funds a Fund or Funds that are deemed to be invested in shares of Common Stock of Elcor Corporation (the "Company Stock Fund"). Any investment into or out of the Company Stock Fund shall be regulated by the Committee so as to comply with any applicable timing or other requirements of Rule 16b-3 promulgated under the Securities Act of 1934.

                                   ARTICLE IV
                                DEFERRAL ACCOUNTS

     4.1 Deferral Accounts.

          The Committee shall establish and maintain a Deferral Account for each Participant under the Plan. Each Participant's Deferral Account shall be further divided into separate subaccounts ("investment fund subaccounts"), each of which corresponds to a Fund elected by the Participant pursuant to Section 3.4(a). A Participant's Deferral Account shall be credited or debited as follows:


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          (a) No later than the last day of each month (or at such more frequent intervals as may be prescribed by the Committee), the Committee shall credit the investment fund subaccounts of the Participant's Deferral Account with an amount equal to Compensation deferred by the Participant in accordance with the Participant's election under Section 3.1 that would otherwise have been paid to Participant during such month. The portion of the Participant's deferred Compensation that the Participant has elected to be deemed invested in a particular Fund shall be credited to the investment fund subaccount corresponding to that Fund;

          (b) The Committee shall, as directed by the Board, credit the investment fund subaccounts of the Participant's Deferral Account with an amount equal to any Company Credits that the Board may grant from time to time.

          (c) The amount of the Maximum 401(k) Contribution for a Participant made pursuant to Section 3.3 shall be deducted pro rata from the various investment subaccounts (excluding the Company Stock Fund) of the Participant at the time specified in Section 3.3.

          (d) As of the last day of each month, each investment fund subaccount of a Participant's Deferral Account shall be credited (or debited) with earnings (or losses) in an amount equal to that determined by multiplying the balance credited to such investment fund subaccount as of the last day of the preceding month by the Earnings Rate for the corresponding Fund.

                                   ARTICLE V
                                     VESTING

     All amounts credited to a Participant's Deferral Account, except for all amounts attributable to Company Credits, shall be 100% vested at all times. All amounts in the Deferral Account that are attributable to Company Credits shall be vested at any particular time according to the vesting schedule applicable to matching contributions in the 401(k) Plan.

                                   ARTICLE VI
                                  DISTRIBUTIONS

     6.1 Normal Distributions. Subject to Section 6.3 below, if a Participant terminates service with the Company and all other controlled group affiliates of Elcor Corporation and has an Account balance of more than $25,000, the Company shall pay such Participant's Distributable Amount to the Participant (and after his or her death to his or her Beneficiary) from among the following optional forms of benefit as elected by the Participant on the most recent effective deferral form executed and given by the Participant and at the time or times elected in such form:

               (1) A single lump sum distribution beginning on the Participant's Payment Date.

               (2) Substantially equal monthly, quarterly or annual installments over two (2) to fifteen (15) years beginning on the Participant's Payment Date.


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          With respect to any item of income deferred pursuant to this Plan, a
Participant may once modify the form he or she has elected for the payment of the deferred item and/or extend the Payment Date that he or she has previously elected with respect to the deferral, provided such modification of the form and/or the Payment Date occurs more than one (1) year before the original Payment Date.

          In the event a Participant fails to properly elect an optional form of benefits, the Participant's Distributable Amount will be distributed in forty
(40) quarterly installments beginning on his or her Payment Date.

          The Participant's Account shall continue to be credited (or debited) with earnings (or losses) pursuant to Section 4.1 of the Plan until the Participant's entire Distributable Amount under the Plan has been distributed.

          The foregoing notwithstanding, in the case of a Participant who terminates service with the Company and all other controlled group affiliates of Elcor Corporation and has a Distributable Amount of $25,000 or less, the Distributable Amount shall be paid to the Participant (or after his or her death to his or her Beneficiary) in a lump sum distribution on the Participant's Payment Date.

          In the event a Participant dies after he has left service with the Company and after distributions have commenced hereunder, the balance of any Distributable Amount shall continue to be paid to the designated Beneficiary in the same mode as it was being paid to the Participant.

          6.2 Hardship Distributions. The Committee may, in its sole discretion, permit a distribution to a participant of all or a portion of the Participant's Distributable Amount in the event the Committee determines that such distribution is reasonably needed to satisfy an emergency need arising from an unforeseeable emergency ("Hardship Distribution"). No Hardship Distribution may exceed the amount reasonably needed to satisfy the emergency need. For purposes of this Section, the term "unforeseeable emergency" shall mean severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in Code section 152(a)) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of the events beyond the control of the Participant. The circumstances that will constitute an unforeseeable emergency will depend upon the facts of each case, but, in any case, payment may not be made to the extent that such hardship is or may be relieved:

               (i) through reimbursement or compensation by insurance or otherwise,

               (ii) by liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship, or

               (iii) by cessation of deferrals under the Plan.


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Examples of what are not considered to be unforeseeable emergencies include the need to send a Participant's child to college or the desire to purchase a home.

     6.3 Accelerated Payments Notwithstanding any other provision of this
Article VI and regardless of the value of the Account, if a Participant terminates service with the Company for any reason other than death, disability or retirement after attainment of age 62 years (or after attainment of age 70 in the case of Participants who are non-employee directors of Elcor Corporation), the Committee may, in its sole and absolute discretion, elect to override the provisions of any deferral form that has been executed and given by the Participant by (i) disregarding the Payment Date and accelerating the payment of the Participant's Distributable Amount to an earlier date which may be as early as is administratively feasible following such termination of service, and/or
(ii) electing to pay such Distributable Amount to the Participant in the form of a single lump sum distribution or in installments over a term that is no longer than the installment payout term elected by the Participant and with a frequency that is no less frequent than the installment frequency elected by the Participant.

     6.4 Inability to Locate Participant.

          In the event that the Committee is unable to locate a Participant or Beneficiary within two years following the required Payment Date, the amount allocated to the related Deferral Account, shall be forfeited and shall accrue no further interest or earnings. If, after such forfeiture, the Participant or Beneficiary later claims such benefit, such benefit shall be reinstated without the accrual of interest or earnings thereon after the Payment Date.

                                  ARTICLE VII
                                 ADMINISTRATION

     7.1 Committee.

          A committee of individuals (who may, but need not, be members of the Board) shall be appointed by, and serve at the pleasure of, the Board to administer the Plan (the "Committee"). The number of members comprising the Committee shall be determined by the Board which may from time to time vary the number of members. A member of the Committee may resign by delivering a written notice of resignation to the Board. The Board may remove any member by delivering a certified copy of its resolution of removal to such member. Vacancies in the membership of the Committee shall be filled promptly by the Board.

     7.2 Committee Action.

          The Committee shall act at meetings by affirmative vote of a majority of the members of the Committee. Any action permitted to be taken at a meeting may be taken without a meeting if, prior to such action, a written consent to the action is signed by all members of the Committee and such written consent is filed with the minutes of the proceedings of the Committee. A member of the Committee shall not vote or act upon any matter which relates solely to himself or herself as a Participant. The Chairman or any other member or members of


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the Committee designated by the Chairman may execute any certificate or other written direction on behalf of the Committee.

     7.3 Powers and Duties of the Committee.

          (a) The Committee, on behalf of the Participants and their Beneficiaries, shall enforce the Plan in accordance with its terms, shall be charged with the general administration of the Plan, and shall have all powers necessary to accomplish its purposes, including, without limitation, the following:

               (1) To select the Funds in accordance with Section 3.6(a) hereof;

               (2) To construe and interpret the terms and provisions of this Plan;

               (3) To compute and certify to the amount and kind of benefits payable to Participants and their Beneficiaries;

               (4) To maintain all records that may be necessary for the administration of the Plan;

               (5) To provide for the disclosure of all information and the filing or provision of all reports and statements to Participants, Beneficiaries or governmental agencies as shall be required by law;

               (6) To make and publish such rules for the regulation of the Plan and procedures and forms for the administration of the Plan as are not inconsistent with the terms hereof;

               (7) To appoint a plan administrator or any other agent, and to delegate to them such powers and duties in connection with the administration of the Plan as the Committee may from time to time prescribe;

               (8) To delegate other persons, including employees of Elcor Corporation and its affiliates, to assist the Committee in the carrying out of its duties hereunder and to act for the Committee; and


               (9) To take all actions necessary for the administration of the Plan.

     7.4 Construction and Interpretation.

          The Committee shall have full discretion to construe and interpret the terms and provisions of this Plan, which interpretations or construction shall be final and binding on all parties, including, but not limited to, the Company and any Participant or Beneficiary. The Committee shall administer such terms and provisions in a uniform and nondiscriminatory manner and in full accordance with any and all laws applicable to the Plan.


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     7.5 Information.

          To enable the Committee to perform its functions, the Company shall supply full and timely information to the Committee on all matters relating to the Compensation of all Participants, their deaths or other events which cause termination of their participation in the Plan, and such other pertinent facts as the Committee may require.

     7.6 Compensation, Expenses and Indemnity.

          (a) The members of the Committee shall serve without compensation for their services hereunder, except for such Compensation as they may receive as members of the Board of Directors.

          (b) The Committee is authorized at the expense of Elcor Corporation to employ such legal counsel as it may deem advisable to assist in the performance of its duties hereunder. Expenses and fees in connection with the administration of the Plan shall be paid by Elcor Corporation.

          (c) To the extent permitted by applicable state law, the Company shall indemnify and save harmless the Committee and each member thereof, the Board of Directors and any delegate of the Committee who is an employee of the Company against any and all expenses, liabilities and claims, including legal fees to defend against such liabilities and claims arising out of their discharge in good faith of responsibilities under or incident to the Plan, other than expenses and liabilities arising out of willful misconduct. This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Company or provided by the Company under any bylaw, agreement or otherwise, as such indemnities are permitted under state law.

     7.7 Quarterly Statements.

          Under procedures established by the Committee, a Participant shall receive a statement showing the Distributable Amount (broken down by investment fund subaccount) with respect to such Participant's Accounts on a quarterly basis as of each March 31, June 30, September 30 and December 31.

     7.8 Disputes.

          (a)  Claim.

               A person who believes that he or she is being denied a benefit to which he or she is entitled under the Plan (hereinafter referred to as "Claimant") must file a written request for such benefit with the Committee, setting forth his or her claim. The request must be addressed to the President or other equivalent officer of the Committee at its then principal place of business.


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


          (b) Claim Decision.

               Upon receipt of a claim, the Committee shall advise the Claimant that a reply will be forthcoming within ninety (90) days and shall, in fact, deliver such reply within such period. The Committee may, however, extend the reply period for an additional ninety (90) days for special circumstances.

               If the claim is denied in whole or in part, the Committee shall inform the Claimant in writing, using language calculated to be understood by the Claimant, setting forth: (A) the specified reason or reasons for such denial; (B) the specific reference to pertinent provisions of the Plan on which such denial is based; (C) a description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation of why such material or such information is necessary; (D) appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review, the (E) the time limits for requesting a review under subsection (c).

          (c) Review of Decision.

               Denials of claims shall be reviewed by the Committee. Within sixty (60) days after the Committee's receipt of a request for review, after considering all materials presented by the Claimant, the Committee will inform the Claimant in writing, in a manner calculated to be understood by the Claimant, of its decision, setting forth the specific reasons for the decision containing specific references to the pertinent provisions of the Plan on which the decision is based. If special circumstances require that the sixty (60) day time period be extended, the Committee will so notify the Claimant and will render the decision as soon as possible, but no later than one hundred twenty
(120) days after receipt of the request for review.

                                  ARTICLE VIII
                                 MISCELLANEOUS

     8.1 Unsecured General Creditor.

          Participants and their Beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, claims, or interest in any specific property, investments or assets of the Company or of any trust or fund that may be established or purchased by the Company to help satisfy its obligations hereunder. No assets of the Company shall be held in any way as collateral security for the fulfilling of the obligations of the Company under this Plan. Any and all of the Company's assets shall be, and remain, the general unpledged, unrestricted assets of the Company. The Company's obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay money in the future, and the rights of the Participants and Beneficiaries shall be no greater than those of unsecured general creditors. The Company may satisfy its obligations hereunder by causing a third party to make any of the payments required of the Company hereunder. It is the intention of the Company that this Plan be unfunded for purposes of the Code and for purposes of Title I of ERISA.


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


     8.2 Restriction Against Assignment.

          The Company shall pay all amounts payable hereunder only to the person or persons designated pursuant to the provisions of the Plan and not to any other person or corporation. No part of a Participant's Accounts shall be liable for the debts, contracts, or engagements of any Participant, his or her Beneficiary, or successors in interest, nor shall a Participant's Accounts be subject to execution by levy, attachment, or garnishment or by any other legal or equitable proceeding, nor shall any such person have any right to alienate, anticipate, sell, transfer, commute, pledge, encumber, or assign any benefits or payments hereunder in any manner whatsoever. If any Participant, Beneficiary or successor in interest is adjudicated bankrupt or purports to anticipate, alienate, sell, transfer,, commute, assign, pledge, encumber or charge any distribution or payment from the Plan, voluntarily or involuntarily, such distribution or payment shall be null and void and of no force or effect. The foregoing notwithstanding, however, the Company may pay any benefits, as and when they may become due under the terms of this Plan, as ordered by a court of competent jurisdiction in any adjudication involving a Participant's obligations for child support, spousal maintenance, alimony, marital property division or other matrimonial or dependent obligations.

     8.3 Withholding.

          There shall be deducted from each payment made under the Plan or any other Compensation payable to the Participant (or Beneficiary) all taxes and other amounts which are required to be withheld by the Company in respect of such payment or this Plan. The Company shall have the right to reduce any payment (or compensation) of a Participant by the amount of cash sufficient to provide such taxes and amounts.

     8.4 Amendment, Modification, Suspension or Termination.

          The Board may amend, modify, suspend or terminate the Plan in whole or in part, except that no amendment, modification, suspension or termination shall have any retroactive effect to reduce any amounts allocated to a Participant's Accounts and the Plan may not be terminated solely in order to accelerate the payment of benefits. In the event that this Plan is terminated, the amounts credited to a Participant's Accounts shall be distributed to the Participant or, in the event of his or her death, his or her Beneficiary in a lump sum within thirty (30) days following the date of Plan termination.

     8.5 Adoption by Affiliates.

          With the permission of the Board, the Plan may be adopted by any corporation or entity which is a member of a controlled group (within the meaning of Section 414(b) or (c) of the Code) of which Elcor Corporation is a component member. Such adoption may be on such terms and conditions as the Board may prescribe. In the event of such an adoption the term "Company" shall, when used herein, refer to Elcor Corporation and each such other adopting corporation or entity.


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


     8.6 Governing Law.

          This Plan shall be construed, governed and administered in accordance with the laws of the State of Texas.

     8.7 Receipt of Release.

          Any payment to a Participant or the Participant's Beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims against the Committee and the Company. The Committee may require such Participant or Beneficiary, as a condition precedent to any such payment, to execute a receipt and release to such effect.

     8.8 Payments on Behalf of Persons Under Incapacity.

          In the event that any amount becomes payable under the Plan to a person who, in the sole judgment of the Committee, is considered by reason of physical or mental condition to be unable to give a valid receipt therefore, the Committee may direct that such payment be made to any person determined by the Committee, in its sole judgment, to have assumed the guardianship or care of such person. Any payment made pursuant to such determination shall constitute a full release and discharge of the Committee and the Company.

     8.9 Limitation of Rights and Service Relationship.

          This Plan shall not be construed as a contract of employment or other service. Neither the establishment of the Plan, nor the creating of any fund or account, nor the payment of any benefits shall be construed as giving to any Participant or other person any legal or equitable right against the Company, except as provided in the Plan and Trust; and in no event shall the terms of employment or other service of any employee or Participant be modified or in any way be affected by the provisions of the Plan and Trust.

     8.10 Headings.

          Headings and subheadings in this Plan are inserted for convenience of reference only and are not to be considered in the construction of the provisions hereof.

          IN WITNESS WHEREOF, Elcor Corporation has caused this document to be executed by its duly authorized officer as of the Effective Date.


                                     ELCOR CORPORATION




                                     By:   /s/ Harold K. Work
                                          --------------------------------------
                                              Harold K. Work,
                                              Chairman of the Board, President
                                              and Chief Executive Officer


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